UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 4, 2012

AmeriGas Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(610) 337-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced on a Current Report on Form 8-K, on October 15, 2011, AmeriGas Partners, L.P., a Delaware limited partnership (the “Company”), entered into a Contribution and Redemption Agreement, as amended, with Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), Energy Transfer Partners GP, L.P., a Delaware limited partnership and the general partner of ETP, and Heritage ETC, L.P., a Delaware limited partnership, to acquire substantially all of ETP’s retail propane distribution business conducted by its subsidiaries, Heritage Operating, L.P. and Titan Energy Partners, L.P.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

23.1 Consent of Grant Thornton LLP.

99.1 Audited Combined Financial Statements of Heritage Operating, L.P. and subsidiaries and Titan Energy Partners, L.P. and subsidiaries as of December 31, 2010 and 2009, and for the years ended December 31, 2010, 2009 and 2008.

99.2 Unaudited Condensed Combined Financial Statements of Heritage Operating, L.P. and subsidiaries and Titan Energy Partners, L.P. and subsidiaries as of September 30, 2011 and December 31, 2010, and for the nine months ended September 30, 2011 and 2010.

99.3 Unaudited Pro Forma Condensed Combined Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

January 4, 2012	By:	John S. Iannarelli

/s/ John S. Iannarelli
		Name:	John S. Iannarelli
		Title:	Vice President - Finance and Chief
Financial Officer of AmeriGas
Propane, Inc., the general partner of
AmeriGas Partners, L.P.

Exhibit Index

Exhibit No.	Description

23.1	Consent of Grant Thornton LLP.

99.1	Audited Combined Financial Statements of Heritage Operating, L.P. and subsidiaries and Titan Energy Partners, L.P. and subsidiaries as of December 31, 2010 and 2009, and for the years ended December 31, 2010, 2009 and 2008.

99.2	Unaudited Condensed Combined Financial Statements of Heritage Operating, L.P. and subsidiaries and Titan Energy Partners, L.P. and subsidiaries as of September 30, 2011 and December 31, 2010, and for the nine months ended September 30, 2011 and 2010.

99.3	Unaudited Pro Forma Condensed Combined Financial Information.